Exhibit 99.1

CA Technologies Names Michael P. Gregoire Chief Executive Officer

Former Chairman, President and CEO of Taleo Corp. Will Join Company on January 7, 2013

ISLANDIA, N.Y., December 12, 2012 -- The Board of Directors of CA Technologies (NASDAQ: CA) today announced the unanimous election of Michael P. Gregoire, 46, as the company’s new chief executive officer, effective January 7, 2013. A 25-year veteran of the software and IT services industries, Gregoire also was elected to the CA Technologies Board of Directors.

He will succeed William E. McCracken, 70, who has served as CA Technologies chief executive officer since January, 2010 and who is retiring effective March 31, 2013. McCracken also will leave CA Technologies Board of Directors effective January 7, 2013.

“I am honored to have the opportunity to lead CA Technologies,” Gregoire said. “I accepted the position because I believe CA Technologies has a compelling value proposition, a strong reputation and a growing relevance for customers, software engineering, and partners. It is clear that CA Technologies is well-positioned to lead the industry as companies find it more critical than ever to manage and secure their IT environments in the cloud and efficiently provide business services that enable them to win in the marketplace.”

Most recently, Gregoire was chairman, president and chief executive officer of Taleo Corp., a cloud-based talent management software company. During his seven years leading Taleo, Gregoire successfully managed an IPO in 2005 and grew revenue from $78 million to $324 million. Taleo was acquired early in 2012 by Oracle Corp. for nearly $2 billion.

Before joining Taleo, Gregoire spent four years at PeopleSoft, Inc., a provider of software solutions for human resource management, financial management, supply chain, customer relationship management and enterprise performance management. While there, he was the executive vice president of PeopleSoft Global Services, leading a team of 4,000 professionals with annual revenue of $2 billion.

Gregoire also spent 12 years at EDS Corp., where he held a number of senior positions including executive director of the global Financial Markets Group, chief technologist for Manufacturing and Financial verticals, as well as several architecture and project management positions.

“We are very pleased to have hired someone of Mike Gregoire’s caliber,” said Arthur Weinbach, chairman of the Board of Directors, CA Technologies.  “He clearly stood out in the field of candidates we considered, bringing to CA Technologies a compelling track record of success, leadership skills, operating expertise and software industry vision.  We expect CA Technologies employees, customers and partners to benefit from his leadership, years of experience in the software industry and customer focus.”

Gregoire will relocate to the New York area.

In making the announcement, Weinbach said McCracken will continue to lead the company until Gregoire joins on January 7, 2013. He will assist Gregoire in the transition until his retirement on March 31, 2013. The company also said it has entered into a consulting agreement with McCracken to further help with the transition through December 31, 2013.

“The Board of Directors and the employees of CA Technologies appreciate Bill McCracken’s leadership over the past three years and his success in building a customer-centric company with a forward-looking strategy,” said Weinbach.  “Over his tenure, Bill has repeatedly shown his devotion to the company, our customers and employees.  We want to thank him for all he has done for CA.  We are very grateful.”

Gary Fernandes, the director who led the Board search committee added: “The Board followed a vigorous search process during the past six months. As the search progressed, it became clear to us that Mike Gregoire is exactly the kind of leader CA Technologies needs. Mike has been a winner in everything he has done in his business and personal lives. He is the ultimate competitor and has a fierce desire to succeed in everything he does. The Board looks forward to working with him.”

Gregoire holds a Bachelor of Science degree in physics and computing from Wilfred Laurier University and a Master of Business Administration degree from California Coast University. He also serves on the Board of Directors of ShoreTel, Inc. (NASDAQ: SHOR), a telecommunications company.

About CA Technologies

CA Technologies (NASDAQ: CA) provides IT management solutions that help customers manage and secure complex IT environments to support agile business services.  Organizations leverage CA Technologies software and SaaS solutions to accelerate innovation, transform infrastructure and secure data and identities, from the data center to the cloud.  Learn more about CA Technologies at www.ca.com.

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Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "targets" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company's strategy by, among other things, effectively rebalancing the Company's sales force to increase penetration in growth markets and with large enterprises that have not historically been significant customers, enabling the sales force to sell new products, improving the Company's brand in the marketplace and ensuring the Company's set of cloud computing, Software-as-a-Service and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company's traditional products or its profitability; global economic factors or political events beyond the Company's control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; the failure to adapt to technological changes and introduce new software products and services in a timely manner; competition in product and service offerings and pricing; the failure to expand partner programs; the ability to retain and attract adequate qualified personnel; the ability to integrate acquired companies and products into existing businesses; the ability to adequately manage and evolve financial reporting and managerial systems and processes; the ability of the Company's products to remain compatible with ever-changing operating environments; breaches of the Company's software products and the Company's and customers' data centers and IT environments; discovery of errors in the Company's software and potential product liability claims; the failure to protect the Company's intellectual property rights and source code; risks associated with sales to government customers; access to software licensed from third parties; risks associated with the use of software from open source code sources; access to third-party code and specifications for the development of code; third-party claims of intellectual property infringement or royalty payments; fluctuations in the number, terms and duration of the Company's license agreements as well as the timing of orders from customers and channel partners; the failure to renew large license transactions on a satisfactory basis; changes in market conditions or the Company's credit ratings; fluctuations in foreign currencies; the failure to effectively execute the Company's workforce reductions; successful outsourcing of various functions to third parties; events or circumstances that would require us to record a goodwill impairment charge; potential tax liabilities; acquisition opportunities that may or may not arise; and other factors described more fully in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should our assumptions prove incorrect, actual results may vary materially from those described herein as believed, planned, anticipated, expected, estimated, targeted or similarly expressed in a forward-looking manner. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2012 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:

Dan Kaferle                                    Kelsey Doherty
Public Relations                               Investor Relations
(631) 342-2111                              (212) 415-6844
daniel.kaferle@ca.com                     kelsey.doherty@ca.com

Bill Hughes
Public Relations
(212-415-6828)
William.hughes@ca.com

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